1 Appendix Reconciliations of operating-basis financial information Exhibit 99.2

December 31, (Dollars in millions) 2011 Consolidated Total Assets 216,827$ Less: Goodwill 5,645 Other intangible assets 2,459 Excess reserves held at central banks 50,094 Adjusted assets 158,629 Plus deferred tax liabilities 757 Total tangible assets A 159,386$ Consolidated Total Common Shareholders' Equity 18,898$ Less: Goodwill 5,645 Other intangible assets 2,459 Adjusted equity 10,794 Plus deferred tax liabilities 757 Total tangible common equity B 11,551$ Tangible common equity ratio B/A 7.2% Tier 1 Capital 13,644$ Less: Trust preferred securities 950 Preferred stock 500 Tier 1 common capital C 12,194$ Total risk-weighted assets D 72,418$ Ratio of tier 1 common capital to total risk-weighted assets C/D 16.8% The table set forth below presents the calculations of State Street's ratios of tangible common equity to total tangible assets, and tier 1 common capital to total risk-weighted assets. STATE STREET CORPORATION RECONCILIATIONS OF TANGIBLE COMMON EQUITY AND TIER 1 COMMON RATIOS December 31, 2011 The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The tier 1 risk-based common, or tier 1 common, ratio is calculated by dividing tier 1 capital, which is calculated in accordance with currently applicable regulatory requirements, less non-common elements, including preferred stock and qualifying trust preferred securities, by total risk-weighted assets, which assets are also calculated in accordance with currently applicable regulatory requirements. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations. However, this ratio has been used by the Federal Reserve in connection with its evaluation of the capital adequacy of certain large U.S. bank holding companies. In addition, management is currently monitoring this ratio, along with the other capital ratios, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors. 2

(Dollars in millions) Current Requirements (1) Basel III Requirements (2) Tier 1 capital 13,644$ A 13,049$ Less: Trust preferred securities 950 637 Preferred stock 500 500 Tier 1 common capital 12,194 B 11,912 Total capital 14,842 C 14,701 Total risk-weighted assets 72,418 D 98,519 Adjusted quarterly average assets 186,336 E 232,239 Tier 1 capital ratio 18.8% A/D 13.3% Total capital ratio 20.5% C/D 14.9% Tier 1 common ratio 16.8% B/D 12.1% Tier 1 leverage ratio 7.3% A/E 5.6% (2) For purposes of the calculations in accordance with Basel III (see below), total capital, tier 1 capital and tier 1 leverage ratios, total risk-weighted assets and adjusted quarterly average assets were calculated based on State Street’s estimates, based on published statements of the Basel Committee and the Federal Reserve, of the effects of the requirements under Basel III affecting capital. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote (1)), but with tier 1 capital calculated in accordance with Basel III by, (b) total risk-weighted assets, which are calculated in accordance with Basel III. State Street calculates its capital ratios in accordance with the requirements of the Board of Governors of the Federal Reserve System, which has not yet adopted Basel III. There remains considerable uncertainty concerning the timing for adoption and implementation of Basel III by the Federal Reserve. When adopted, the Federal Reserve may implement Basel III with some or more modifications or adjustments. Therefore, State Street’s current understanding of Basel III, as reflected in the table above, may be different from the ultimate application of Basel III by the Federal Reserve to State Street. • Tier 1 capital used in the calculation of the tier 1 capital and tier 1 leverage ratios decreased by $595 million, as a result of applying estimated Basel III requirements to tier 1 capital of $13.644 billion as of December 31, 2011. Total capital used in the calculation of the total capital ratio decreased by $141 million, as a result of applying estimated Basel III requirements to total capital of $14.842 billion as of December 31, 2011. • Tier 1 common capital used in the calculation of the tier 1 common ratio was $11.912 billion, reflecting the adjustments to tier 1 capital described in the first bullet above. Tier 1 common capital used in the calculation is therefore calculated as adjusted tier 1 capital of $13.049 billion less non-common elements of capital, composed of trust preferred securities of $637 million and preferred stock of $500 million as of December 31, 2011, resulting in tier 1 common capital of $11.912 billion. At December 31, 2011, there was no qualifying minority interest in subsidiaries. • Total risk-weighted assets used in the calculation of the total capital, tier 1 capital and tier 1 common ratios increased by $26.101 billion as a result of applying estimated Basel III requirements to total risk-weighted assets of $72.418 billion as of December 31, 2011. • Consolidated adjusted quarterly average assets used in the calculation of the leverage ratio increased by $45.903 billion as a result of applying estimated Basel III requirements to the actual consolidated adjusted quarterly average assets of $186.336 billion as of December 31, 2011. STATE STREET CORPORATION RECONCILIATIONS OF BASEL III CAPITAL RATIOS December 31, 2011 The table set forth below reconciles State Street's estimated ratios calculated in accordance with Basel III, as State Street currently understands the impact of the Basel III requirements, to capital ratios calculated in accordance with currently applicable regulatory requirements, as well as the tier 1 common ratio. (1) Actual (unaudited) total capital, tier 1 capital and tier 1 leverage ratios were calculated in accordance with currently applicable regulatory requirements. Tier 1 common ratio was calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital), by (b) total risk-weighted assets, which were calculated in accordance with currently applicable regulatory requirements. 3

STATE STREET

STATE STREET CORPORATION

RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

In addition to presenting State Street's financial results in conformity with GAAP, management also presents results on a non-GAAP, or "operating," basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street's normal ongoing business operations. The following tables reconcile operating-basis financial information disclosed elsewhere in this presentation to financial information prepared and reported in conformity with GAAP.

(Dollars in millions, except per share amounts)	Years Ended December 31, 2011	Years Ended December 31, 2010	% Change 2011 vs. 2010
Total Revenue:			
Total revenue, GAAP basis	$ 9,594	$ 8,953	7.2 %
Add: Tax-equivalent adjustment not included in reported results	128	129	
Loss related to repositioning of the investment portfolio	-	344	
Less: Discount accretion related to former conduit securities	(220)	(712)	
Total revenue, operating basis	$ 9,502	$ 8,714	9.0
Expenses:			
Total expenses, GAAP basis	$ 7,058	$ 6,842	3.2
Add: Tax indemnification benefit for an income tax claim related to the 2010 acquisition of the Italian securities service business	55	-	
Less: Acquisition costs	(71)	(89)	
Restructuring charges	(253)	(156)	
Securities lending charge	-	(414)	
Tax on bonus payments to employees in the U.K.	-	(7)	
Total expenses, operating basis	$ 6,789	$ 6,176	9.9
Income Before Income Tax Expense:			
Income before income tax expense, GAAP basis	$ 2,536		
Less: Net adjustments to revenue	(92)		
Add: Net adjustments to expenses	269		
Income before income tax expense, operating basis	$ 2,713		
Diluted Earnings per Common Share:			
Diluted earnings per common share, GAAP basis	$ 3.79	$ 3.09	22.7
Add: Acquisition costs, net of income taxes	.10	.14	
Restructuring charges, net of income taxes	.32	.21	
Loss related to repositioning of the investment portfolio, net of income taxes	-	.67	
Securities lending charge, net of income taxes	-	.50	
Tax on bonus payments to employees in the U.K., net of income taxes	-	.01	
Less: Discount accretion related to former conduit securities, net of income taxes	(.27)	(.86)	
Effect of discrete tax benefit related to former conduit assets	(.21)	(.36)	
Diluted earnings per common share, operating basis	$ 3.73	$ 3.40	9.7
Return on Average Common Equity:			
Return on average common equity, GAAP basis	10.0 %	9.5 %	
Add: Acquisition costs	0.3	0.4	
Restructuring charges	0.8	0.6	
Loss related to repositioning of the investment portfolio	-	2.1	
Securities lending charge	-	1.5	
Less: Discount accretion related to former conduit securities	(0.7)	(2.6)	
Effect of discrete tax benefit related to former conduit assets	(0.5)	(1.1)	
Return on average common equity, operating basis	9.9 %	10.4 %	(50) bp
Pre-tax margin [1]:			
Pre-tax margin, GAAP basis	26.4 %		
Net effect of non-operating adjustments	2.2		
Pre-tax margin, operating basis	28.6 %		
Net Interest Revenue:			
Net interest revenue, GAAP basis	$ 2,333		
Add: Tax-equivalent adjustment not included in reported results	128		
Less: Discount accretion related to former conduit securities	(220)		
Net interest revenue, operating basis	$ 2,241		
Net interest margin [2]:			
Net interest margin, fully taxable-equivalent basis	1.67 %		
Net effect of non-operating adjustments	(0.15)		
Net interest margin, operating basis	1.52 %		

[1] Represents income before income tax expense as a percentage of total revenue.
[2] Reported net interest margin represents fully taxable-equivalent net interest revenue of $2.46 billion (GAAP-basis net interest revenue of $2.33 billion plus tax-equivalent adjustment of $128 million) as a percentage of GAAP-basis average interest-earning assets for the period.

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STATE STREET

STATE STREET CORPORATION

RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

State Street prepares its consolidated statement of income in conformity with GAAP. In addition, State Street presents financial information on a non-GAAP, or "operating," basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street's normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in conformity with GAAP. The tables presented below reconcile operating-basis financial information to financial information prepared and reported in conformity with GAAP.

(Dollars in millions)	Year Ended December 31, 2001			Year Ended December 31, 2011			% Change
	Reported Results	Adjustments	Operating-Basis Results	Reported Results	Adjustments	Operating-Basis Results	2011 vs. 2001
Total fee revenue	$ 2,769	$ (122) (1)	$ 2,647	$ 7,194		$ 7,194	
Net interest revenue	1,025	42 (2)	1,067	2,333	$ (92) (3)	2,241	
Gains related to investment securities, net:	43	-	43	67	-	67	
Total revenue	$ 3,837	$ (80)	$ 3,757	$ 9,594	$ (92)	$ 9,502	152.9%

(1) Represents revenue associated with the Corporate Trust and Private Management businesses divested in 2002 and 2003, respectively.

(2) Represents tax-equivalent adjustment of $42 million, not included in reported results.

(3) Represents tax-equivalent adjustment of $128 million, not included in reported results, net of $220 million of discount accretion related to former conduit securities.

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